UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/06/2008

Marriott International, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-13881

Delaware	52-2055918
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

10400 Fernwood Road
Bethesda, MD 20817
(Address of principal executive offices, including zip code)

301-380-3000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 6, 2008, the Board of Directors (the "Board") of Marriott International, Inc. (the "Company") approved amendments to the Marriott International, Inc. Stock and Cash Incentive Plan (the "Incentive Plan") and the Marriott International, Inc. Executive Deferred Compensation Plan (the "EDC") that provide covered executive officers, including the Company's named executive officers, certain "double trigger" severance benefits if a covered executive's employment is terminated in connection with a change in control. In each case, no such benefits are provided to the extent it would result in the loss of a deduction or imposition of excise taxes under the excess parachute payment provisions of the Internal Revenue Code. Specifically, the amendments provide that if a covered executive's employment is terminated involuntarily (other than for misconduct) during the period beginning three months before or ending 12 months following a change in control of the Company, the executive's unvested equity awards under the Incentive Plan and the executive's unvested EDC balances will immediately vest. In those circumstances, the executive's stock options and stock appreciation rights (SARs) will be exercisable until the earlier of the original expiration date of the awards or 12 months following the executive's termination of employment (or five years if the executive terminates while eligible for retirement), and all other stock awards will be distributed immediately following the later of the termination of employment or the change in control event. In addition, any cash incentive awards under the Incentive Plan will be paid immediately based on the target performance level and pro-rated based on the days worked during the year until the executive's termination of employment. Notwithstanding the foregoing, payments and distributions will be delayed, to the extent necessary, to avoid the imposition of excise taxes under section 409A of the Internal Revenue Code.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 6, 2008, the Board of the Company, upon recommendation of the Board's Nominating and Corporate Governance Committee, amended and restated the Company's Bylaws, effective immediately. The Bylaw amendments revise provisions relating to the location, date and time of shareholders' meetings, the standard for electing directors and advance notice of shareholder business to be presented at annual shareholders' meetings.

Location, Date and Time of Shareholders' Meetings

The amendments to the Bylaws revise the provisions relating to the location, date and time of shareholders' meetings to provide that the Board shall from time to time designate the location, date and time of shareholders' meetings. (Section 2.1, Section 2.2)

Director Election Standard

The amendments to the Bylaws include adding a deadline for determining whether an election of directors is contested. In a contested election, a plurality, rather than a majority, voting standard will apply. Under the Amended and Restated Bylaws, the date is five days before the Company files its proxy statement with the Securities and Exchange Commission. In addition, language regarding a director who did not receive a majority vote offering to tender his or her resignation and the description of the process for Board consideration of such offer has been removed from the Bylaws. The related provisions of the Company's Governance Principles will be revised to reflect the language deleted from the Bylaws. (Section 3.4)

Advance Notice of Shareholder Business

The amendments to the Bylaws relating to the advance notice provisions revise the time frame for shareholders to give notice to the Company of their intent to propose business at an annual shareholders' meeting. Under the revised time frame, shareholders must give notice no earlier than the close of business on the 120th day and no later than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting of shareholders. As a result of the Bylaw amendments, if any shareholder intends to present business (not including a proposal submitted for inclusion in the Company's proxy materials pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) at the 2009 Annual Meeting of Shareholders, the shareholder's notice must be delivered to the secretary at the principal executive offices of the Company not earlier than the close of business on January 2, 2009, and not later than the close of business on February 1, 2009. (Section 2.10(b))

In addition, to be considered, proposals submitted for inclusion in the Company's proxy statement pursuant to Rule 14a-8 under the Exchange Act must be received by the Company no later than 5:00 p.m. (the close of business) on November 28, 2008 and must satisfy the other requirements of Rule 14a-8.

The Bylaws also were amended to update the information that must be included in a notice submitted by a shareholder that intends to present business at an annual shareholders' meeting. Among other things, the amendments require a shareholder to provide information, as of the date of the notice and the record date for the meeting, about any agreement, arrangement or understanding that has the effect or intent of mitigating loss, managing risk or benefit from changes in the share price of any class or series of shares of the Company, or increasing or decreasing voting power with respect to shares of the Company, including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares, and about any agreement, arrangement or understanding relating to acquiring, holding, voting or disposing of shares of the Company. In addition, the shareholder must provide the Company with a written update of certain of the information required to be included in the notice within five business days after the record date of the meeting. (Section 2.10(c))

Other Changes

The remaining amendments to the Bylaws were immaterial language changes and clarifying or conforming changes.

This summary is subject to and qualified in its entirety by reference to the text of the Amended and Restated Bylaws, which are included as Exhibit 3.(i) to this filing and are incorporated in this Item 5.03 by reference.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits. The following exhibits are filed with this report:

Exhibit 3.(i) - Amended and Restated Bylaws of the Company, dated as of November 6, 2008.

Exhibit 3.(i)a - Marked copy of Amended and Restated Bylaws of the Company, dated as of November 6, 2008, to show all amended and new provisions.
Exhibit 10.1 - Marriott International, Inc. Stock and Cash Incentive Plan, As Amended and Restated Effective January 1, 2008.
Exhibit 10.2 - Marriott International, Inc. Executive Deferred Compensation Plan, Amended and Restated as of January 1, 2009.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marriott International, Inc.

Date: November 12, 2008	By:	/s/ Ward R. Cooper
Ward R. Cooper
Assistant Secretary

Exhibit Index

Exhibit No.	Description
EX-3.(i).	Amended and Restated Bylaws of the Company, dated as of November 6, 2008.
EX-3.(i).a	Marked copy of Amended and Restated Bylaws of the Company, dated as of November 6, 2008, to show all amended and new provisions.
EX-10.1	Marriott International, Inc. Stock and Cash Incentive Plan, As Amended and Restated Effective January 1, 2008.
EX-10.2	Marriott International, Inc. Executive Deferred Compensation Plan, Amended and Restated as of January 1, 2009.